UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Earliest Reported Event:  June 6, 2007

INNOVA PURE WATER, INC.

(Exact name of registrant as specified in its charter)

Florida	0-29746	59-2567034
----------------------------	----------------------------	----------------------------
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4951 Airport Parkway, Suite 500

Addison TX 75001

(Address of Principal Executive Offices) (Zip Code)

(972) 980-0486

(Registrant's telephone number, including area code)

ITEM 5.02

Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers

On June 6, 2007, the Board of Directors of the Company accepted the resignation of Mr. David Condra from the Board.  Mr. Condra resigned due to his inability to attend meetings regularly because of time constraints caused by his other business interests.

The Board has elected not to appoint a replacement at this time, as the annual meeting of the Company's shareholders is scheduled to take place in August, 2007, at which time new directors will be elected.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVA PURE WATER, INC.

June 7, 2007

By:

/s/   Don Harris

Don Harris, President,

Chief Executive Officer,

Director